UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 8, 2007
TTM TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31285	91-1033443

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2630 South Harbor Boulevard, Santa Ana, CA 92704

(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (714) 327-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 8, 2007, the Board of Directors of TTM Technologies, Inc. (the “Company”) amended and restated the Company’s Bylaws, thereby amending Articles 2.9 and 5.1. Article 2.9 was amended to permit consent of the Board of Directors for informal action by electronic transmission and to permit minutes of proceedings of the Board of Directors, or any committee thereof, to be maintained and filed in electronic form. In addition, Article 5.1 was amended to permit the issuance and transfer of uncertificated shares of the Company’s stock in order to comply with NASDAQ Rule 4350(l), which requires NASD listed issuers to be eligible to participate in a direct registration program. Participation in a direct registration program enables investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.
     A copy of the Company’s Amended and Restated Bylaws is attached hereto as Exhibit 3.2 and is incorporated by reference herein.
Item 9.01     Financial Statements and Exhibits

Number	Description
Exhibit 3.2	Amended and Restated Bylaws of TTM Technologies, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2007	TTM TECHNOLOGIES, INC.
	By:	/s/ Steven W. Richards
Steven W. Richards
Executive Vice President and Chief Financial Officer

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